Exhibit 21.1

SPINCO

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
Amplidata NV	Belgium
[EasyStore Memory Ltd.	Ireland]

Fusion-io Poland Sp.z o.o.	Poland
Prestadora SD, S. de R.L. de C.V.	Mexico
SanDisk (Cayman) Limited	Cayman Islands
SanDisk (Ireland) Limited	Ireland

SanDisk Australia Pty. Ltd.	Australia
SanDisk Capital Global Ltd.	Cayman Islands
SanDisk Capital LLC	United States
SanDisk Cayman Holdings Limited	Cayman Islands
SanDisk China Limited	Ireland
SanDisk China LLC	United States
Sandisk Corporation	United States
SanDisk Denmark ApS	Denmark
SanDisk Federal, LLC	United States

SanDisk Flash B.V.	Netherlands
SanDisk France	France
SanDisk Germany GmbH	Germany
SanDisk Holding Limited	Cayman Islands
SanDisk Holdings B.V.	Netherlands
SanDisk Hong Kong Limited	Hong Kong

SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates

SanDisk Korea Limited	Korea
SanDisk LLC	United States
SanDisk Manufacturing Americas LLC	United States
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Semiconductor (Shanghai) Co., Ltd.	China
SanDisk Spain, S.L.U.	Spain

SanDisk Storage (Italy) S.r.l	Italy
SanDisk Storage (Philippines) Corp.	Philippines
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Storage Pte. Ltd.	Singapore

[SanDisk Switzerland Sarl	Switzerland]
SanDisk Technologies LLC	United States
Sandisk Technologies, Inc.	United States
SanDisk Trading (Shanghai) Co., Ltd.	China

SanDisk Trading Holdings Limited	Ireland
SanDisk UK Holdings Limited	United Kingdom
SanDisk UK Limited	United Kingdom

SMART Storage Systems GmbH	Austria

WD Technologies Nigeria Limited	Nigeria
Western Digital (Argentina) S.A.	Argentina
Western Digital (Vietnam) Limited Liability Co.	Vietnam
Western Digital Canada Corporation	Canada
Western Digital Do Brasil Comercio E. Distribuicao De Produtos De Informatica Ltda.	Brazil
Western Digital GK	Japan
Western Digital Israel Ltd.	Israel
Western Digital Latin America, LLC	United States

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